Exhibit 10.6

NXT NUTRITIONALS HOLDINGS, INC.

Lock-Up Agreement

November 21, 2011

NXT Investment Partners, LLC
Attention:  Richard J. Golden

Dear Richard:

The undersigned understands that NXT Investment Partners, LLC, a Delaware limited liability company (“NIP”) is concurrently entering into a Securities Purchase Agreement dated the date hereof (and certain other related transaction documents) pursuant to which NIP is agreeing to purchase from NXT Nutritionals Holdings, Inc., a Delaware corporation (the “Company”) in a private securities offering (the “Offering”) of not less than $1,000,000 nor more than $1,500,000: (i) a Senior Secured Note; and (ii) shares of a newly issued series of Series A Convertible Preferred Stock.

In consideration of the agreement by NIP to provide such financing in connection with the Offering, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period beginning on the date hereof and continuing to the earlier of (i) the business day immediately following the date that the Securities and Exchange Commission (the “SEC”) declares the Company’s registration statement with respect to the shares of common stock par value $0.001 per share (“Common Stock”) into which the shares of Series A Convertible Preferred Stock are convertible effective; or (ii) the 240th day after the Company files its Form 10-K for the fiscal year ended December 31, 2011 with the SEC (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any share of Common Stock, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has the beneficial ownership within the rules and regulations of the SEC (collectively, the “Undersigned’s Shares”).

The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to, or result in, a sale or disposition of the Undersigned’s Shares even if such shares would be disposed of by someone other than the undersigned.  Such prohibited hedging or other transactions would include without limitation any short sale (whether or not against the box) or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such shares.

Notwithstanding the foregoing, the undersigned may, at any time and from time to time during the Lock-Up Period or otherwise, transfer the Undersigned’s Shares: (i) as a bona fide gift or gifts, or will or intestacy; (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that any such transfer shall not involve a disposition for value; (iii) to a partnership which is the general partner of a partnership of which the undersigned is a general partner; (iv) to the undersigned’s members; or  (v) with the prior written consent of NIP, provided, that, in the case of any gift or transfer described in clauses (i), (ii), (iii) or (iv), each donee or transferee agrees in writing to be bound by the terms and conditions contained herein in the same manner as such terms and conditions apply to the undersigned. For purposes hereof, “immediate family” means any relationship by blood, marriage or adoption, not more remote than first cousin.

The undersigned has good and marketable title to the Undersigned’s Shares, free and clear of all liens, encumbrances and claims whatsoever.  The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.

At any time, and from time to time, after the signing of this letter agreement, the undersigned will execute such additional instruments and take such action as may be reasonably requested by the Company to carry out the intent and purposes of this Agreement.

This letter agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws.  Any action brought by either party against the other concerning the transactions contemplated by this letter agreement shall be brought only in the state courts of New York or in the federal courts located in the state of New York.  The parties to this letter agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens.  The parties executing this letter agreement and other agreements referred to herein or delivered in connection herewith agree to submit to the in personam jurisdiction of such courts and hereby irrevocably waive trial by jury.  The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs.  In the event that any provision of this letter agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law.  Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.  Notices hereunder shall be given in the same manner as set forth in the Securities Purchase Agreement.  Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this letter agreement by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this letter agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

The restrictions on transfer described in this letter agreement are in addition to and cumulative with any other restrictions on transfer otherwise agreed to by the undersigned or to which the undersigned is subject to by applicable law.

This letter agreement may be signed and delivered by facsimile signature and delivered electronically.

The undersigned understands that the Company and NIP are relying on this Lock-Up Agreement in proceeding toward consummation of the Offering.  The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned heirs, legal representatives, successors and assigns.

Very truly yours,

_________________________
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